
<ARTICLE>    UT
<MULTIPLIER>    1,000
<CURRENCY>    U.S.DOLLARS

<PERIOD-TYPE>                                          6-MOS
<PERIOD-START>                                   Jan-01-2000
<FISCAL-YEAR-END>                                Dec-31-1999
<PERIOD-END>                                     Jun-30-2000
<EXCHANGE-RATE>                                            1
<BOOK-VALUE>                                        PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                          1,062,675
<OTHER-PROPERTY-AND-INVEST>                            1,168
<TOTAL-CURRENT-ASSETS>                               170,792
<TOTAL-DEFERRED-CHARGES>                              62,393
<OTHER-ASSETS>                                       105,320
<TOTAL-ASSETS>                                     1,402,348
<COMMON>                                              95,588
<CAPITAL-SURPLUS-PAID-IN>                            177,876
<RETAINED-EARNINGS>                                  225,868
<TOTAL-COMMON-STOCKHOLDERS-EQ>                       499,332
<PREFERRED-MANDATORY>                                      0
<PREFERRED>                                           51,189
<LONG-TERM-DEBT-NET>                                 297,219
<SHORT-TERM-NOTES>                                    10,000
<LONG-TERM-NOTES-PAYABLE>                                  0
<COMMERCIAL-PAPER-OBLIGATIONS>                        45,000
<LONG-TERM-DEBT-CURRENT-PORT>                              0
<PREFERRED-STOCK-CURRENT>                                  0
<CAPITAL-LEASE-OBLIGATIONS>                           73,414
<LEASES-CURRENT>                                         419
<OTHER-ITEMS-CAPITAL-AND-LIAB>                       425,775
<TOT-CAPITALIZATION-AND-LIAB>                      1,402,348
<GROSS-OPERATING-REVENUE>                            400,199
<INCOME-TAX-EXPENSE>                                  20,716
<OTHER-OPERATING-EXPENSES>                           342,391
<TOTAL-OPERATING-EXPENSES>                           363,107
<OPERATING-INCOME-LOSS>                               37,092
<OTHER-INCOME-NET>                                    16,718
<INCOME-BEFORE-INTEREST-EXPEN>                        53,810
<TOTAL-INTEREST-EXPENSE>                              13,309
<NET-INCOME>                                          40,501
<PREFERRED-STOCK-DIVIDENDS>                            1,555
<EARNINGS-AVAILABLE-FOR-COMM>                         38,946
<COMMON-STOCK-DIVIDENDS>                              77,000
<TOTAL-INTEREST-ON-BONDS>                             11,776
<CASH-FLOW-OPERATIONS>                               110,171
<EPS-BASIC>                                                0<F1>
<EPS-DILUTED>                                              0<F2>

<F1> F1 All of Wisconsin Public Service Corporation ("WPSC") common stock is controlled by WPS Resources Corporation which operates as a holding company. WPSC, as a subsidiary, does not calculate earnings per share. The earnings per share of WPS Resources Corporation for second quarter ended June 30, 2000 were $1.53 for both basic and diluted earnings per share calculations.
<F2>  All of Wisconsin Public Service Corporation ("WPSC") common stock is controlled by WPS Resources Corporation which operates as a holding company. WPSC, as a subsidiary, does not calculate earnings per share. The earnings per share of WPS Resources Corporation for second quarter ended June 30, 2000 were $1.53 for both basic and diluted earnings per share calculations.

